Exhibit 99.1

Roseland Residential Trust Supplemental Operating and Financial Data Mack-Cali Realty Corporation Supplemental Operating and Financial Data 2Q 2017

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Table of Contents Company Highlights Page Company Objectives 5 Geographic Breakdown 7 Net Asset Value 8 Financial Highlights 9 Debt Stats 17 Guidance Assumptions 19 Office Portfolio Quarterly Highlights and Achievements 22 Office Portfolio Overview 25 Financial Schedules 27 Roseland Residential Portfolio Quarterly Highlights and Achievements 32 Development and Leasing Review 34 Residential Portfolio Overview 36 Regional Spotlight: Hudson Waterfront 37 Financial Schedules 40 3 Q2 2017 Quarry Place at Tuckahoe Tuckahoe, NY 111 River Street Hoboken, NJ

Mack-Cali Realty Corporation Company Highlights Q2 2017

Company Objectives – Snapshot 5 Q2 2017 REIT publicly traded on NYSE (“CLI”) Substantial development and cash flow growth opportunities via our Roseland Residential division and waterfront office holdings We are a two platform company – office and multifamily. The Company’s portfolio is geographically concentrated along the Hudson River Waterfront and other transit-based locations. Company Highlights 51 John F Kennedy Parkway, Short Hills, NJ (Acquired March 2017) 101 Wood Avenue South, Iselin, NJ (Acquired June 2016) Portside at East Pier, East Boston, MA (Full interest acquired April 2016) Monaco, Jersey City, NJ (Full interest acquired April 2017) Q2 2017 Q1 2017 Market capitalization: $5.9 billion $5.7 billion Square feet of office space: 21.4 million 21.5 million % leased (excl. Non-Core): 89.9% 90.4% GAAP rental rate roll-up (excl. Non-Core): 17.7% 11.4% Operating multifamily units: 5,825 5,825 % leased for stabilized multifamily: 97.9% 97.5% Sr. unsecured debt ratings: (S&P/Moody’s/Fitch) BBB-/Baa3/BB+ BBB-/Baa3/BB+ Net asset value $3.83 billion $3.83 billion

Executive Summary 6 Q2 2017 Mack-Cali has crafted and executed upon a strategy that strives to achieve the highest possible returns within geographically focused core markets We own and operate Class A office and multifamily assets focused on the Hudson River Waterfront and transit-based locations, that can increase cash flow through all economic cycles We have and will continue to strengthen our balance sheet to allow capital accessibility at the lowest cost while intelligently managing our overall debt levels Primary Company objectives include: Acquisitions: None at this time, though we are evaluating select development opportunities Dispositions: We continue to market and sell the properties we deem non-core. We have executed on $714M of non-core office and flex asset sales through June 30, 2017; have $502M sales currently under contract or negotiations; have targeted an additional $302M of non-core dispositions thru the remainder of 2017 (see page 23) Multifamily revenue is higher than projected as we are leasing up our newly delivered units faster than projected at rents above proforma. We expect to stabilize all three of our lease-up properties (Quarry Place, Chase II, and Urby) by the end of Q3 2017 As our portfolio transformation evolves, we project continued improvement across all financial metrics. Importantly, we view our net debt to EBITDA as being a complex number for us based on our operating plan as we are running a residential growth business and a transforming office business. Our office portfolio goal is under 7x Company Highlights

Geographic Breakdown 7 Q2 2017 Company Highlights Mack-Cali assets are concentrated in targeted urban markets and transit based locations. 5-Mile Radius of Exchange Place Office 4,884,193 SF 22% Multifamily - Operating 2,324 Units 40% Multifamily - Development 667 Units 15% Multifamily - Land 5,427 Units 49% 6 – 30 Mile Radius of Exchange Place Office 13,970,000 SF 64% Multifamily - Operating 738 Units 13% Multifamily - Development 456 Units 20% Multifamily - Land 3,554 Units 32% Office Roseland Multifamily Other Locations Office 2,991,289 SF 14% Multifamily - Operating 2,763 Units 47% Multifamily - Development 1,177 Units 51% Multifamily - Land 2,056 Units 19% Portfolio Total Office 21,845,482 SF 100% Multifamily - Operating 5,825 Units 100% Multifamily - Development 2,300 Units 100% Multifamily - Land 11,037 Units 100% 5 30

# Net Asset Value

**We currently estimate a Mack-Cali NAV of approximately $3.8bn, inclusive of approximately $1.4bn in Roseland**

$ in millions

| | Rentable Area MSF / Units | Projected 2017 NOI (4) | Avg. Cap Rate | Value | Value PSF |
|---|---|---|---|---|---|
| Office | MSF | | | | |
| Hudson Waterfront | 4.884 | $108.3 | 5.50% | $1,968 | $403 |
| Flex | 5.888 | 54.7 | 7.00% | 781 | 133 |
| Urban Core | 2.573 | 45.3 | 6.25% | 725 | 282 |
| Suburban Core | 4.294 | 58.4 | 7.75% | 754 | 176 |
| Non-Core | 3.713 | | | 371 | 100 |
| Commercial / Hotel / Office Unconsolidated JV interests | | | | 155 | |
| Other (Land & Re-positioning Properties) | | | | 236 | |
| Total Office Share of Portfolio | 21.352 | | | $4,990 | |
| Less Other: | | | | | |
| Office Share of Consolidated Debt | | | | ($2,315) | |
| Other Preferred Equity / LP Interest | | | | (53) | |
| **Total Office NAV** | **21.352** | | | **$2,622** | |
| **Multifamily** | | | | | |
| Operating Properties | Units | | | | Per Unit |
| Wholly Owned | 2,550 | $48.1 | 4.87% | $988 | $387 (1) |
| Joint Ventures | 2,733 | | | 396 | 522 (2) |
| Subordinated Interests | 542 | | | 34 | 592 (2) |
| **Operating Properties Sub-total** | **5,825** | | | **$1,418** | **$470** |
| In Construction Properties | 2,300 | | | 409 | 620 |
| Pre/Future - Development Properties | 11,037 | | | 346 | 31 |
| Fee Income Business / Other | | | | 27 | |
| **Total Multifamily Share of Portfolio** | | | | **$2,200** | |
| Less: | | | | | |
| Rockpoint Interest | | | | (153) | |
| Multifamily Share of Consolidated Debt | | | | (635) | |
| **Total Multifamily NAV** | **19,162** | **$48.1** | | **$1,412** | |
| Less: | | | | | |
| Market Management Fee (3) | | ($15.0) | | (200) | |
| **Company Net Asset Value** | | | | **$3,834** | |
| **Approximate Net Asset Value per share (100.4MM shares)** | | | | **$38.19** | |

**Notes:**
(1) Cap Rate reflects net valuation of Wholly Owned assets.
(2) Represents gross value per unit prior to reductions of JV interest and unconsolidated debt.
(3) Represents an estimate of the cost for a management fee based on 3.0% of revenues, as the NOI presented is before any cost for managing the portfolio.
(4) Represents budgeted 2017 NOI including stabilized income of office properties and multifamily projects in lease up.

Q2 2017 Company Highlights 8

# Financial Highlights–
# Balance Sheet & Capital Markets

**The Company's key financial metrics as of June 30, 2017 were:**

| | June 30, 2017 | March 31, 2017 |
|---|---|---|
| Core FFO per Share | $0.60 | $0.56 |
| Dividends Declared per Share | $0.20 | $0.15 |
| Net Debt to EBITDA | 8.3x | 8.5x |
| → Net Debt to EBITDA Less CIP debt | 7.8x | 8.0x |
| → Net Debt to EBITDA (office portfolio) | 7.2x | 8.2x |

**Rockpoint:**

- In Q1 2017, Roseland announced the signing of the Rockpoint transaction – a $300 million equity investment that will provide capital to further execute on the objectives of Roseland's residential business plan. RRT received a deemed funded existing equity value at closing of $1.23 billion. As of 2Q 2017, $150MM of Rockpoint capital has been funded

**Acquisitions:**

- In Q2 2017, Roseland acquired its joint venture partners' interests in Monaco (Jersey City) for $302 million, thereby converting to 100% ownership
- In Q2 2017, Roseland acquired its joint venture partner's interest in Quarry Place at Tuckahoe for $4.8 million, thereby converting the recently completed 108-unit property in lower Westchester County to 100% ownership

**Financings:**

- Quarry Place at Tuckahoe: Subsequent to quarter end, Roseland placed a ten-year, $41 million mortgage at an interest-only rate of 4.34%

**Dispositions:**

- In the six months ended June 30,2017, Mack-Cali disposed of nine non-core buildings totaling 841,652 rentable square feet for $63.3 million

**Dividends:**

- In June, the Company's Board of Directors declared an increased cash dividend of $0.20 per common share for the second quarter 2017 (indicating an annual rate of $0.80 per common share), which was paid on July 14, 2017 to shareholders of record as of July 6, 2017. The Company's Core FFO dividend payout ratio for the quarter was 33.2 percent

Q2 2017 Company Highlights 9

# Financial Highlights – Key Metrics

**We have strengthened our Core FFO, AFFO, and Debt Coverage ratios. From June 2016 to June 2017:**

- Core FFO per share increased from $0.55 to $0.60
- AFFO increased from $19.7M to $42.2M
- Interest coverage increased from 3.4x to 3.5x

| | 06/30/17 | 03/31/17 | 12/31/16 | 09/30/16 | 06/30/16 |
|---|---|---|---|---|---|
| *($'s in thousands, except ratios)* | | | | | |
| Market Value of Equity (a) | $2,949,047 | $2,922,371 | $2,928,309 | $2,747,095 | $2,725,214 |
| Total Debt, Net | 2,950,219 | 2,731,204 | 2,340,009 | 2,455,309 | 2,256,955 |
| Total Market Capitalization | 5,899,266 | 5,653,575 | 5,268,318 | 5,202,404 | 4,982,169 |
| | | | | | |
| Total Debt/ Total Market Capitalization | 50.0% | 48.3% | 44.4% | 47.2% | 45.3% |
| Total Debt/ Total Book Capitalization | 58.1% | 55.6% | 54.5% | 55.4% | 53.6% |
| Total Debt/ Total Undepreciated Assets | 47.5% | 43.8% | 41.6% | 42.4% | 40.3% |
| Secured Debt/ Total Undepreciated Assets | 21.9% | 18.5% | 15.8% | 18.3% | 13.7% |
| | | | | | |
| Core FFO per share | 0.60 | 0.56 | 0.56 | 0.56 | 0.55 |
| | | | | | |
| **Portfolio Size:** | | | | | |
| Consolidated In-Service Properties | 198 | 198 | 199 | 214 | 220 |
| Consolidated Total Commercial Square Footage | 21,352,339 | 21,448,339 | 20,951,376 | 23,355,409 | 23,463,605 |
| Consolidated Total Commercial Square Footage-excluding Non-Core | 17,639,242 | 17,639,242 | 19,001,223 | 19,764,352 | 19,189,737 |
| Commercial Sq. Ft. Leased at End of Period-excluding Non-Core (c) | 89.9% | 90.4% | 90.6% | 90.3% | 89.8% |
| | | | | | |
| **Shares and Units:** | | | | | |
| Common Shares Outstanding | 89,913,919 | 89,844,752 | 89,696,713 | 89,647,337 | 89,650,590 |
| Common Units Outstanding | 10,438,855 | 10,339,443 | 10,488,105 | 10,497,946 | 10,497,946 |
| Combined Shares and Units | 100,352,774 | 100,184,195 | 100,184,818 | 100,145,283 | 100,148,536 |
| Weighted Average- Diluted (b) | 100,369,717 | 100,636,886 | 100,575,238 | 100,252,797 | 100,400,717 |
| | | | | | |
| **Common Share Price ($'s):** | | | | | |
| At the end of the period | $27.14 | $26.94 | $29.02 | $27.22 | $27.00 |
| High during period | 28.57 | 29.70 | 29.38 | 29.25 | 27.58 |
| Low during period | 25.96 | 26.31 | 24.59 | 26.11 | 22.47 |

**Notes:** See following page.

Q2 2017 Company Highlights 10

# Financial Highlights – Key Metrics (cont.)

$ in thousands

| | Three Months Ended | | | | |
|---|---|---|---|---|---|
| | 06/30/17 | 03/31/17 | 12/31/16 | 09/30/16 | 06/30/16 |
| Net Debt to EBITDA Annualized | 8.3x | 8.5x | 7.5x | 7.7x | 7.2x |
| Interest Coverage Ratio | 3.5x | 3.8x | 3.5x | 3.3x | 3.4x |
| Fixed Charge Coverage Ratio | 2.8x | 2.9x | 2.7x | 2.6x | 2.6x |
| Earnings per Share—diluted | (0.44) | 0.11 | 0.17 | (0.10) | 0.54 |
| FFO per Share—diluted (d) | 0.60 | 0.56 | 0.33 | 0.60 | 0.64 |
| Core FFO per Share | 0.60 | 0.56 | 0.56 | 0.56 | 0.55 |
| Dividends Declared per Share | 0.20 | 0.15 | 0.15 | 0.15 | 0.15 |
| Core FFO Payout Ratio | 33.2% | 27.9% | 26.9% | 26.6% | 27.6% |
| Adjusted FFO | $42,176 | $38,306 | $25,527 | $20,530 | $19,696 |

**The Roseland multifamily in-construction portfolio is producing no EBITDA. Removing the debt associated with the CIP, net debt to EBITDA for Q2 2017 would have been 7.8x for the total company or 7.2x for the office company alone. Although still higher than where we want to be, we see a path through a combination of additional sales and increased office EBITDA, to achieve a more comfortable ratio of below 7x for the office portfolio**

Notes:

a. Includes any outstanding preferred units presented on a converted basis into common units, noncontrolling interests in consolidated joint ventures and redeemable non-controlling interests.
b. Calculated based on shares and units included in basic per share/unit computation, plus dilutive Common Stock Equivalents (i.e. convertible preferred units, options and warrants).
c. Percentage leased includes leases in effect as of the period end date, some of which have commencement dates in the future and leases that expire at the period end date. Reflects square feet leased at the Company's consolidated in-service portfolio, excluding in-service properties in lease up (if any). Excludes non-core properties identified at each period. Non-Core properties are identified as those being considered for repositioning, redevelopment or potential sale/dispositions.
d. Funds from operations ("FFO") is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO, Core FFO and AFFO" on page 14.

Q2 2017 Company Highlights 11

# Financial Highlights–
# Evolving Portfolio with Superior Quality of Earnings

**Mack-Cali has continued to transform its portfolio, from heavily suburban earnings towards a growing Residential and Urban[1] Office business**

- As a percentage of Net Operating Income, the combined contribution from these two categories is projected to increase from **49%** in 2016 to **66%** in 2018
- After adding stabilized NOI from our 2,300 In-Construction assets at $63 million, the percentage of NOI from our Residential and Urban categories are projected to be **71%**



NOI Contribution
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
(66%)
(49%)
(74%)
(57%)
(81%)
(66%)
(84%)
(71%)
Suburban
Flex
Multifamily
Urban (1)
2016
2017
2018
2018 (stabilized)

With Mack-Cali consistently improving its portfolio composition, the Company is poised to outgrow its currently discounted multiple.

**Notes:**
(1) Urban Office portfolio includes properties from the Hudson Waterfront, Metropark, Short Hills, and George Washington Bridge portfolios.

Q2 2017 Company Highlights 12

# Financial Highlights– FFO, Core FFO & AFFO

$ in thousands, except per share amounts
*(unaudited)*

| | Three Months Ended June 30, 2017 | 2016 | Six Months Ended June 30, 2017 | 2016 |
|---|---|---|---|---|
| Net income (loss) available to common shareholders | ($37,330) | $48,393 | ($17,451) | $110,584 |
| Add (deduct): Noncontrolling interest in Operating Partnership | (4,296) | 5,662 | (2,001) | 12,946 |
| Real estate-related depreciation and amortization on continuing operations (a) | 63,156 | 48,042 | 114,913 | 95,501 |
| Gain on sale of investment in unconsolidated joint venture | - | (5,670) | (12,563) | (5,670) |
| Gain on change of control of interests | - | (5,191) | - | (15,347) |
| Realized gains and unrealized losses on disposition of rental property, net | 38,954 | (27,117) | 33,448 | (85,717) |
| Funds from operations (b) | $60,484 | $64,119 | $116,346 | $112,297 |
| Add/Deduct: | | | | |
| Acquisition-related costs | - | $2,039 | - | $2,034 |
| Dead deal costs | - | 791 | - | 791 |
| Mark-to-market interest rate swap | - | 99 | - | 1,012 |
| (Gain)/Loss from extinguishment of debt, net | - | (12,054) | $239 | (12,054) |
| Core FFO | $60,484 | $54,994 | $116,585 | $104,080 |
| Add (Deduct) Non-Cash Items: | | | | |
| Straight-line rent adjustments (c) | ($3,240) | ($4,592) | ($6,253) | ($6,953) |
| Amortization of market lease intangibles, net (d) | (2,187) | (276) | (3,764) | (445) |
| Amortization of stock compensation | 2,167 | 1,566 | 3,335 | 2,452 |
| Non real estate depreciation and amortization | 349 | 187 | 726 | 412 |
| Amortization of debt discount/(premium) and mark-to-market, net | (163) | 516 | 78 | 1,126 |
| Amortization of deferred financing costs | 1,175 | 1,180 | 2,278 | 2,349 |
| Deduct: | | | | |
| Non-incremental revenue generating capital expenditures: | | | | |
| Building improvements | (3,303) | (4,138) | (8,272) | (8,506) |
| Tenant improvements and leasing commissions (e) | (8,150) | (16,271) | (12,115) | (26,809) |
| Tenant improvements and leasing commissions on space vacant for more than one year | (4,956) | (13,470) | (12,116) | (29,931) |
| Adjusted FFO (b) (i) | $42,176 | $19,696 | $80,482 | $37,775 |
| Core FFO (calculated above) | $60,484 | $54,994 | $116,585 | $104,080 |
| Deduct: | | | | |
| Equity in earnings (loss) of unconsolidated joint ventures, net | $3,298 | $614 | $3,349 | $2,168 |
| Equity in earnings share of depreciation and amortization | (5,844) | (4,768) | (10,347) | (9,389) |
| Add-back: | - | | - | |
| Interest expense | 24,943 | 22,932 | 45,264 | 47,925 |
| Recurring JV distributions | 2,479 | 3,259 | 5,721 | 5,604 |
| Income (loss) in non-controlling interest in consolidated joint ventures | (181) | 311 | (418) | (395) |
| Redeemable noncontrolling interest | 2,682 | - | 3,474 | - |
| EBITDA | $87,861 | $77,342 | $163,628 | $149,993 |
| Net debt at period end (g) | $2,928,500 | $2,227,498 | $2,928,500 | $2,227,498 |
| Net debt to EBITDA (h) | 8.3x | 7.2x | 8.9x | 7.4x |
| Diluted weighted average shares/units outstanding (f) | 100,370 | 100,401 | 100,354 | 100,359 |
| Funds from operations per share-diluted | $0.60 | $0.64 | $1.16 | $1.12 |
| Core Funds from Operations per share/unit-diluted | $0.60 | $0.55 | $1.16 | $1.04 |
| Dividends declared per common share | $0.20 | $0.15 | $0.35 | $0.30 |

**Notes:** See following page.

Q2 2017 Company Highlights 13

Financial Highlights– FFO, Core FFO & AFFO 14 Q2 2017 Company Highlights Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above. Core FFO is defined as FFO, as adjusted for items that may distort the comparative measurement of the Company’s performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. Core FFO and AFFO are both non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. Core FFO and AFFO are presented solely as supplemental disclosures that the Company’s management believes provides useful information regarding the Company's operating performance and its ability to fund its dividends. There are not generally accepted definitions established for Core FFO or AFFO. Therefore, the Company's measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs. A reconciliation of net income to Core FFO and AFFO are included in the financial tables above. Notes: Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $5,742 and $4,768 for the three months ended June 30, 2017 and 2016, respectively, and $10,245 and $9,389 for the six months ended June 30, 2017 and 2016, respectively. Excludes non-real estate-related depreciation and amortization of $349 and $187 for the three months ended June 30, 2017 and 2016, respectively, and $726 and $411 for the six months ended June 30, 2017 and 2016, respectively. Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” below. Includes the Company's share from unconsolidated joint ventures of $307 and $(20) for the three months ended June 30, 2017 and 2016, respectively, and $295 and $149 for the six months ended June 30, 2017 and 2016, respectively. Includes the Company's share from unconsolidated joint ventures of $80 and $95 for the three months ended June 30, 2017 and 2016, respectively, and $175 and $190 for the six months ended June 30, 2017 and 2016, respectively. Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year. Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,359 and 10,499 shares for the three months ended June 30, 2017 and 2016, respectively, and 10,371 and 10,504 for the six months ended June 30, 2017 and 2016, respectively), plus dilutive Common Stock Equivalents (i.e. stock options). Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents, all at period end. Equals Net Debt at period end divided by EBITDA (for quarter periods, EBIDTA annualized multiplying quarter amounts by 4). In its Supplemental Operating and Financial Data furnished for the First Quarter 2016, the Company had presented the Adjusted FFO (AFFO) amount for the three months ended March 31, 2016 of $21,924, which did not properly reflect the effects of certain non-cash components of AFFO. The amount presented in this report of $37,775 for the six months ended June 30, 2016 includes the corrected amount. Information About FFO, Core FFO and AFFO

15 Q2 2017 Financial Highlights – Balance Sheet Company Highlights June 30, December 31, Assets 2017 2016 Rental property Land and leasehold interests $721,753 $661,335 Buildings and improvements 3,998,971 3,758,210 Tenant improvements 344,108 364,092 Furniture, fixtures and equipment 27,985 21,230 5,092,817 4,804,867 Less – accumulated depreciation and amortization (1,131,799) (1,332,073) 3,961,018 3,472,794 Rental property held for sale, net 292,243 39,743 Net investment in rental property 4,253,261 3,512,537 Cash and cash equivalents 21,719 31,611 Investments in unconsolidated joint ventures 315,110 320,047 Unbilled rents receivable, net 105,547 101,052 Deferred charges, goodwill and other assets, net 316,984 267,950 Restricted cash 56,167 53,952 Accounts receivable, net of allowance for doubtful accounts of $1,145 and $1,335 7,706 9,617 Total assets $5,076,494 $4,296,766 Liabilities and Equity Senior unsecured notes, net $818,294 $817,355 Unsecured revolving credit facility and term loans 770,388 634,069 Mortgages, loans payable and other obligations, net 1,361,537 888,585 Dividends and distributions payable 20,684 15,327 Accounts payable, accrued expenses and other liabilities 177,801 159,874 Rents received in advance and security deposits 53,939 46,442 Accrued interest payable 9,199 8,427 Total liabilities 3,211,842 2,570,079 Commitments and contingencies - - Redeemable noncontrolling interests 206,026 - Equity: Mack-Cali Realty Corporation stockholders’ equity: Common stock, $0.01 par value, 190,000,000 shares authorized, 89,913,919 and 89,696,713 shares outstanding 899 897 Additional paid-in capital 2,566,997 2,576,473 Dividends in excess of net earnings (1,101,099) (1,052,184) Accumulated other comprehensive income 1,872 1,985 Total Mack-Cali Realty Corporation stockholders’ equity 1,468,669 1,527,171 Noncontrolling interests in subsidiaries: Operating Partnership 170,510 178,570 Consolidated joint ventures 19,447 20,946 Total noncontrolling interests in subsidiaries 189,957 199,516 Total equity 1,658,626 1,726,687 Total liabilities and equity $5,076,494 $4,296,766 $ in thousands, except per share amounts (unaudited)

16 Q2 2017 Financial Highlights – Income Statement Company Highlights $ in thousands, except per share amounts (unaudited) Three Months Ended Six Months Ended June 30, June 30, REVENUES 2017 2016 2017 2016 Base rents $133,017 $124,223 $254,272 $250,610 Escalations and recoveries from tenants 15,951 14,110 31,070 29,071 Real estate services 5,767 6,469 12,232 13,281 Parking income 5,052 3,532 9,281 6,688 Other income 2,979 893 5,798 2,500 Total revenues 162,766 149,227 312,653 302,150 EXPENSES Real estate taxes 21,217 22,418 42,309 45,644 Utilities 10,357 10,953 21,771 24,531 Operating services 27,092 24,024 54,183 50,756 Real estate services expenses 5,899 6,211 12,169 13,057 General and administrative 12,491 12,755 24,083 25,004 Acquisition-related costs - 2,039 - 2,039 Depreciation and amortization 57,762 43,459 105,393 86,522 Total expenses 134,818 121,859 259,908 247,553 Operating income 27,948 27,368 52,745 54,597 OTHER (EXPENSE) INCOME Interest expense (24,943) (22,932) (45,264) (47,925) Interest and other investment income (loss) 122 146 596 (523) Equity in earnings (loss) of unconsolidated joint ventures (3,298) (614) (3,349) (2,168) Gain on change of control of interests - 5,191 - 15,347 Realized gains (losses) and unrealized losses on disposition of rental property, net (38,954) 27,117 (33,448) 85,717 Gain on sale of investment in unconsolidated joint venture - 5,670 12,563 5,670 Gain (loss) from extinguishment of debt, net - 12,420 (239) 12,420 Total other income (expense) (67,073) 26,998 (69,141) 68,538 Net income (loss) (39,125) 54,366 (16,396) 123,135 Noncontrolling interest in consolidated joint ventures 181 (311) 418 395 Noncontrolling interest in Operating Partnership 4,296 (5,662) 2,001 (12,946) Redeemable noncontrolling interest (2,682) - (3,474) - Net income (loss) available to common shareholders ($37,330) $48,393 ($17,451) $110,584 Basic earnings per common share: Net income (loss) available to common shareholders ($0.44) $0.54 ($0.33) $1.23 Diluted earnings per common share: Net income (loss) available to common shareholders ($0.44) $0.54 ($0.33) $1.23 Basic weighted average shares outstanding 90,011 89,740 89,983 89,731 Diluted weighted average shares outstanding 100,370 100,401 100,354 100,359

# Debt Stats

$ in thousands

## Mack-Cali thoughtfully oversees its overall leverage in pursuit of its accretive multifamily development growth.

| | Lender | Effective Interest Rate | June 30, 2017 | December 31, 2016 | Date of Maturity |
|---|---|---|---|---|---|
| **Senior Unsecured Notes: (1)** | | | | | |
| 2.500%, Senior Unsecured Notes | public debt | 2.803% | $250,000 | $250,000 | 12/15/17 |
| 4.500%, Senior Unsecured Notes | public debt | 4.612% | 300,000 | 300,000 | 04/18/22 |
| 3.150%, Senior Unsecured Notes | public debt | 3.517% | 275,000 | 275,000 | 05/15/23 |
| Principal balance outstanding | | | 825,000 | 825,000 | |
| Adjustment for unamortized debt discount | | | (3,949) | (4,430) | |
| Unamortized deferred financing costs | | | (2,757) | (3,215) | |
| **Total Senior Unsecured Notes, net:** | | | **$818,294** | **$817,355** | |
| **Unsecured Term Loans:** | | | | | |
| 2016 Unsecured Term Loan | 7 Lenders | 3.13% | 350,000 | 350,000 | 01/07/19 |
| 2017 Unsecured Term Loan | 13 Lenders | 3.05% | 325,000 | - | 01/25/20 |
| Unamortized Deferred Financing Costs | | | (3,612) | (1,931) | |
| **Total Unsecured Term Loans:** | | | **$671,388** | **$348,069** | |
| **Revolving Credit Facilities:** | | | | | |
| Unsecured Facility | 17 Lenders | LIBOR +1.300% | $99,000 | $286,000 | 01/25/21 |
| **Total Revolving Credit Facilities:** | | | **$99,000** | **$286,000** | |
| **Property Mortgages: (2)** | | | | | |
| 150 Main Street | Webster Bank | LIBOR+2.35% | $28,540 | $26,642 | 08/01/17 |
| Curtis Center | CCRE & PREFG | LIBOR+5.912% | 75,000 | 75,000 | 10/09/17 |
| 23 Main Street | Berkadia CMBS | 5.587% | 27,467 | 27,838 | 09/01/18 |
| Port Imperial 4/5 Hotel | Fifth Third Bank & Santandar | LIBOR+4.50% | 24,870 | 14,919 | 10/06/18 |
| Harborside Plaza 5 | The Northwestern Mutual Life Insurance Co. & New York Life Insurance Co. | 6.842% | 211,486 | 213,640 | 11/01/18 |
| Chase II | Fifth Third Bank | LIBOR+2.25% | 43,527 | 34,708 | 12/16/18 |
| One River Center | Guardian Life Ins. Co. | 7.311% | 40,847 | 41,197 | 02/01/19 |
| Park Square | Wells Fargo Bank N.A. | LIBOR+1.872% | 27,267 | 27,500 | 04/10/19 |
| 250 Johnson | M&T Bank | LIBOR+2.35% | 14,006 | 2,440 | 05/20/19 |
| Portside 5/6 | Citizens Bank | LIBOR+2.50% | 16,489 | - | 09/19/19 |
| Port Imperial South 11 | JPMorgan Chase | LIBOR+2.35% | 30,403 | 14,073 | 11/24/19 |
| Worcester | Citizens Bank | LIBOR+2.50% | 16,403 | - | 12/10/19 |
| Monaco | The Northwestern Mutual Life Insurance Co. | 3.15% | 170,796 | - | 02/01/21 |
| Port Imperial South 4/5 Retail | American General Life & A/G PC | 4.559% | 4,000 | 4,000 | 12/01/21 |
| The Chase at Overlook Ridge | New York Community Bank | 3.740% | 72,500 | 72,500 | 02/01/23 |
| Portside 7 | CBRE Capital Markets/FreddieMac | 3.569% | 58,998 | 58,998 | 08/01/23 |
| Alterra I & II | Capital One/FreddieMac | 3.854% | 100,000 | - | 02/01/24 |
| 101 Hudson | Wells Fargo CMBS | 3.197% | 250,000 | 250,000 | 10/11/26 |
| Short Hills office buildings | Wells Fargo CMBS | 4.149% | 124,500 | - | 04/01/27 |
| Port Imperial South 4/5 Garage | American General Life & A/G PC | 4.853% | 32,600 | 32,600 | 12/01/29 |
| Principal balance outstanding | | | 1,369,699 | 896,055 | |
| Unamortized deferred financing costs | | | (8,162) | (7,470) | |
| **Total Mortgages, Loans Payable and Other Obligations, net** | | | **1,361,537** | **888,585** | |
| **Total Debt:** | | | **$2,950,219** | **$2,340,009** | |

**Notes:**

(1) Includes the cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable.

(2) Reflects effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.

Q2 2017 Company Highlights 17

# Debt Stats

$ in thousands

**Mack-Cali has minimal variable rate debt of only $376 million, or 13% of total debt.**

## Debt Breakdown

| | Balance | % of Total | Weighted Average Interest Rate (a) | Weighted Average Maturity in Years |
|---|---|---|---|---|
| Fixed Rate Unsecured Debt and Other Obligations | $1,500,000 | 50.54% | 3.48% | 3.02 |
| Fixed Rate Secured Debt | 1,093,195 | 36.82% | 4.39% | 5.83 |
| Variable Rate Secured Debt | 276,504 | 9.31% | 4.23% | 1.09 |
| Variable Rate Unsecured Debt (b) | 99,000 | 3.33% | 2.42% | 3.57 |
| **Totals/Weighted Average:** | **$2,968,699** | **100.00%** | **3.87% (b)** | **3.91** |
| Adjustment for unamortized debt discount | (3,949) | | | |
| Unamortized deferred financing costs | (14,531) | | | |
| **Total Debt, net** | **$2,950,219** | | | |

## Future Repayments

| Period | Scheduled Amortization | Principal Maturities | Total | Weighted Average Interest Rate of Future Repayments (a) |
|---|---|---|---|---|
| July 1 to December 31, 2017 (b) | $3,668 | $353,540 | $357,208 | 3.65% |
| 2018 | 6,977 | 299,933 | 306,910 | 6.14% |
| 2019 | 1,912 | 491,587 | 493,499 | 3.53% |
| 2020 | 1,977 | 325,000 | 326,977 | 3.31% |
| 2021 (c ) | 2,050 | 267,801 | 269,851 | 2.91% |
| Thereafter | 6,812 | 1,201,646 | 1,208,458 | 3.87% |
| Sub-total | 23,396 | 2,939,507 | 2,962,903 | 3.87% |
| Adjustment for unamortized debt discount/premium, net, as of June 30, 2017 | (3,949) | - | (3,949) | |
| Unamortized mark-to-market | 5,796 | - | 5,796 | |
| Unamortized deferred financing costs | (14,531) | - | (14,531) | |
| **Totals/Weighted Average:** | **$10,712** | **$2,939,507** | **$2,950,219** | **3.87% (b)** |

**Notes:**

a) The actual weighted average LIBOR rate for the Company's outstanding variable rate debt was 1.17 percent as of June 30, 2017, plus the applicable spread

b) Excludes amortized deferred financing costs primarily pertaining to the Company's unsecured revolving credit facility which amounted to $0.6 million and $1.8 million for the three and six months ended June 30, 2017.

c) Includes outstanding borrowings of the Company's unsecured revolving credit facility of $99 million which in January 2017 was amended and restated and matures in 2021

Q2 2017 Company Highlights 18

Guidance Assumptions 19 Q2 2017 Company Highlights Our current operating performance is supporting the metrics laid out below in detail. Although the speculative leasing is now two quarters behind due to the post-election effect, we believe the achievement of our strategy is when not if. The dispositions we made last year and the ones underway and planned for the remainder of 2017 will allow us to meet or exceed our rent guidelines for office. Regarding multi-family, our acquisition of our partners' interest combined with new supply delivered on time and budget is continuing to lease at higher rents then projected. Our continued focus on the expense side is allowing us to have higher margins quarter over quarter while growing AFFO with each successive quarter. We had additional staff reductions this quarter and next quarter. Our disposition activity will continue each quarter until we have the portfolio of office and multi-family that will produce the returns for our investors. Current Previous 2017 Guidance 2017 Guidance Core Funds from Operations (FFO) per share $2.18 to $2.28 Commentary to the 2017 Guidance $2.25 to $2.40 Metric Assumptions Range ($'s in millions) Office Portfolio Occupancy (% leased) 88.0% to 90.0% Improving leasing activity and portfolio transformation has made this goal easier to reach and maintain. 90.0% to 92.0% Same Store GAAP NOI Growth Post Sale Portfolio 4.0% to 6.0% Reflects expected same store growth from only the Waterfront, Core and Flex properties remaining after the sale of all Non-Core properties. 6.0% to 8.0% Same Store Cash NOI Growth Post Sale Portfolio 3.0% to 5.0% Performance should be achievable under current market conditions. 3.0% to 5.0% Straight-Line Rent Adjustment $20 to $25 Including amortization of above/below market rent from acquisitions. $23 to $27 Dispositions $700 to $800 Continue the sale of non core assets for reinvestment and debt retirement. 2017 sale proceeds to be used to retire the 2017 unsecured debt maturity. $700 to $800 Acquisitions $400 to $500 Reinvesting proceeds in transit oriented, high-growth markets. No new deals currently being considered. $400 to $600 Base Building CapEx $10 to $15 Recurring base building capex projects for the overall office/multi-family portfolios. Currently achieving this metric. $10 to $15 Leasing CapEx Run Rate $60 to $65 Tenant Improvements for new long-term leases ranging from $15 to $90 per square-foot and from $5 to $40 per square-foot for renewals, plus market leasing commissions. Currently achieving this metric. $60 to $65

# Guidance Assumptions

| Metric | Current 2017 Guidance | Assumptions Range *($'s in millions)* | Previous 2017 Guidance |
|---|---|---|---|
| **Multi-Family Portfolio** | | | |
| Development (Consolidated) | $60 to $70 | Equity capital required based on estimated total on-balance sheet development spending of $260-270MM in 2017, net of construction loans. To be sourced through the Rockpoint funding and not from Mack-Cali's balance sheet. | $60 to $70 |
| Development (J.V.) | $30 to $40 | Equity investment in unconsolidated joint venture development projects during 2017. To be sourced through the Rockpoint funding and not from Mack-Cali's balance sheet. | $30 to $40 |
| Acquisitions | $145MM in cash equity and $53MM preferred OP units. | Acquired existing partners' interest to consolidate ownership in stabilized premier, luxury high-rise community in Jersey City and assumed $171MM, 3.15% mortgage. Purchased remaining 50% ownership in existing land joint venture on Waterfront just north of Harborside. Bought out 23.75% partner's interest in Quarry Place, a multifamily consolidated joint venture with 108-units in Eastchester, New York. Completed. | $145MM in cash equity and $53MM preferred OP units. |
| **Corporate** | | | |
| G&A (Corporate) | $35 to $37 | Based on staffing levels and incentive compensation, plans to reduce as we streamline our portfolio. Will continue to do quarter to quarter reductions. | $35 to $37 |
| G&A (Multi-family subsidiary) | $8 to $10 | Based on staffing levels and incentive compensation. | $8 to $10 |
| Interest Expense | $93 to $95 | Reduced rates as debt repaid. Higher average debt balances due to Jersey City apartment acquisition and timing of office sales. Already completed for 2017. | $93 to $95 |
| Unsecured Debt Financing | $325 | Completed recast of $600MM Unsecured Credit Facility in January 2017 and drew $325MM Term Loan in March 2017. | $325 |
| Secured Debt Financing | $390 | Secured by existing properties and acquisitions. Already completed for 2017. | $390 |
| Equity Financing | $300 | Rockpoint investment in RRT for multi-family development platform. $150MM at June 30, 2017. Balance over time. | $300 |

The guidance and representative assumptions on these pages are forward looking statements and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

Q2 2017 Company Highlights 20

Office Portfolio Q2 2017

Office Portfolio – Leasing Highlights 22 Q2 2017 Leasing Highlights in Q2 include: Our rents on Q2 deals rolled up 1.8% on a cash basis and 15.4% on a GAAP basis. Year-to-date, rents have rolled up 1.9% cash and 14.0% GAAP. For Core/Waterfront/Flex portfolio Q2 rents rolled up 6.6% cash and 17.7% GAAP. For the quarter, GAAP rents rolled up on 39 of the 40 transactions which qualified for inclusion in the statistic 728,246 SF leased in Q2 at an average rent of $21.32 Leasing Costs: For this quarter’s transactions we committed $2.11 per square foot per year of the lease term, and our year-to-date average is $2.30 Remaining 2017 expirations aggregate 1.1 million square feet (net of 274,000 square feet in properties we plan to sell/repurpose): Represents 6.1% of the Core/Waterfront/Flex portfolio’s square feet and 6.3% of annualized base rent; 432,000 SF remaining on Waterfront, with increasing tenant interest; Average lease expirations on the Waterfront have in-place rental rates at approximately $35 per square-foot. Similar space in adjacent buildings have leased within the past year at average in-place rental rates of $45 per square-foot by Mack-Cali and our competitors. It is expected that the lease-up of this space is a "when, not if" scenario. Mack-Cali continues to add amenities to make these the buildings of choice in this market; 292,942 SF in Urban and Suburban Core properties, represents a manageable 4.3% of Core portfolio. The product quality has drastically increased in this category as we removed the non-core buildings through sales. We should retain a significant amount of this space at increasing rents and replace the remainder with new tenants Moving forward, our goal in re-shaping the portfolio through sales, strategic acquisitions and selective leasing, is to generate longer leases with less cost per square-foot per year and a more manageable lease expiration schedule of no more than 12% each year Office Portfolio

# Office Portfolio - Quarterly Highlights and Achievements

**Mack-Cali has made significant progress in repositioning its office portfolio through targeted acquisitions of Class A properties in waterfront and core markets coupled with the disposition of non-core assets.**

We target a high-quality portfolio of approximately $15MSF largely comprised of Hudson Waterfront, Flex, Urban Core and Suburban Core assets. Significant activities in completing this portfolio transformation have included:

- In Q1 2017, Mack-Cali completed $395 million of targeted office acquisitions including the Short Hills/ Madison portfolio (6 buildings; 1.1MSF) and the Red Bank portfolio (3 buildings; 432KSF)
- In 2017, we executed $69.7 million of non-core office and flex asset sales (a combined $713.6 million since September 2015), bringing us to 47% of our total disposition goal
- Additionally, $618.3 million of non-core dispositions are under contract or currently on the market

| | ($ in millions) | Percent of Goal | Buildings |
|---|---|---|---|
| Closed Sales | $713.6 | 47% | 38 |
| Under Contract | 501.8 | 33% | 54 |
| On the Market | 116.5 | 8% | 12 |
| Future Dispositions | 185.5 | 12% | 14 |
| **Total** | **$1,517.4** | **100%** | **118** |

**Measuring our Progress: Office Disposition Goal**



$1,517M
Future Dispositions
$1,332M
In the Market
$1,215M
Current Transactions
$713.6M
Q2 2017
47% of Goal
$643.9M
2016

Q2 2017 Office Portfolio 23

# Office Portfolio – Leasing Highlights

## Rollforwards

For the three months ended June 30, 2017

| | Pct. Leased 03/31/17 | Inventory 03/31/17 | Sq. Ft. Leased 03/31/17 | Inventory Acquired/ Disposed | Leased Sq. Ft. Acquired/ Disposed | Expiring/ Adj. Sq. Ft. | Incoming Sq. Ft. | Net Leasing Activity | Inventory 06/30/17 | Sq. Ft. Leased 06/30/17 | Pct. Leased 06/30/17 |
|---|---|---|---|---|---|---|---|---|---|---|---|
| **Waterfront** | 93.9% | 4,884,193 | 4,585,171 | - | - | (13,491) | 13,491 | - | 4,884,193 | 4,585,171 | 93.9% |
| **Urban Core** | 88.4% | 2,573,391 | 2,274,466 | - | - | (129,712) | 66,421 | (63,291) | 2,573,391 | 2,211,175 | 85.9% |
| **Suburban Core** | 86.1% | 4,293,720 | 3,696,657 | - | - | (74,479) | 47,739 | (26,740) | 4,293,720 | 3,669,917 | 85.5% |
| **Flex Parks** | 91.4% | 5,887,938 | 5,382,711 | - | - | (461,066) | 462,816 | 1,750 | 5,887,938 | 5,384,461 | 91.4% |
| **Sub-Totals** | **90.4%** | **17,639,242** | **15,939,005** | **-** | **-** | **(678,748)** | **590,467** | **(88,281)** | **17,639,242** | **15,850,724** | **89.9%** |
| **Non-Core** | 75.2% | 3,809,097 | 2,864,626 | (96,000) | (80,969) | (236,825) | 137,779 | (99,046) | 3,713,097 | 2,684,611 | 72.3% |
| **TOTALS** | **87.7%** | **21,448,339** | **18,803,631** | **(96,000)** | **(80,969)** | **(915,573)** | **728,246** | **(187,327)** | **21,352,339** | **18,535,335** | **86.8%** |

## Percentage Leased

| | Pct Leased 03/31/17 | Impact of Acquisition/Disposition | Impact of Leasing Activity | Pct Leased 06/30/17 |
|---|---|---|---|---|
| Waterfront | 93.9% | 0.0% | 0.0% | 93.9% |
| Urban Core | 88.4% | 0.0% | (2.5%) | 85.9% |
| Suburban Core | 86.1% | 0.0% | (0.6%) | 85.5% |
| Flex Parks | 91.4% | 0.0% | 0.0% | 91.4% |
| **Sub-Totals** | **90.4%** | **0.0%** | **(0.5%)** | **89.9%** |
| Non-Core | 75.2% | (0.3%) | (2.6%) | 72.3% |
| **TOTALS** | **87.7%** | **0.0%** | **(0.9%)** | **86.8%** |

**"Waterfront"** Office assets located on NJ Hudson River waterfront

**"Urban Core"** Long-term hold office properties in targeted submarkets

**"Suburban Core"** Long-term hold office properties (excluding Urban Core and Waterfront locations)

**"Flex Parks"** Primarily office/flex properties, including any office buildings located within the park

**"Non-Core"** Properties designated for eventual sale/disposition or repositioning/redevelopment

Q2 2017 Office Portfolio 24

# Office Portfolio – Leasing Overview

We have been successful in disposing of non-core assets with rental rates increasing in our portfolio

## Transaction Activity

**For the three months ended June 30, 2017**

| | Number of Transactions | Total Sq. Ft. | Sq. Ft. New Leases | Sq. Ft. Renewed and Other Retained | Average Sq. Ft. | Weighted Avg. Term (Yrs) | Wtd. Avg. Base Rent ($) | Wtd. Avg. Costs Sq. Ft. Per Year ($) |
|---|---|---|---|---|---|---|---|---|
| Waterfront | 2 | 13,491 | 11,969 | 1,522 | 761 | 9.5 | $48.82 | $7.18 |
| Urban Core | 9 | 66,421 | 1,314 | 65,107 | 7,380 | 3.8 | 33.87 | 4.25 |
| Suburban Core | 6 | 47,739 | 18,634 | 29,105 | 7,957 | 8.7 | 27.49 | 5.30 |
| Flex | 21 | 462,816 | 99,418 | 363,398 | 22,039 | 5.9 | 16.89 | 1.24 |
| Sub-Total | 38 | 590,467 | 131,335 | 459,132 | 15,539 | 6.0 | $20.39 | $2.39 |
| Non-Core | 10 | 137,779 | 1,584 | 136,195 | 13,778 | 8.5 | 25.35 | 1.98 |
| **TOTALS** | **48** | **728,246** | **132,919** | **595,327** | **15,172** | **6.4** | **$21.32** | **$2.11** |

**For the six months ended June 30, 2017**

| | Number of Transactions | Total Sq. Ft. | Sq. Ft. New Leases | Sq. Ft. Renewed and Other Retained | Average Sq. Ft. | Weighted Avg. Term (Yrs) | Wtd. Avg. Base Rent ($) | Wtd. Avg. Costs Sq. Ft. Per Year ($) |
|---|---|---|---|---|---|---|---|---|
| Waterfront | 3 | 51,625 | 11,969 | 39,656 | 17,208 | 7.2 | $45.82 | $6.69 |
| Urban Core | 24 | 106,370 | 10,750 | 95,620 | 4,432 | 3.7 | 33.57 | 4.17 |
| Suburban Core | 11 | 69,046 | 35,224 | 33,822 | 6,277 | 7.0 | 26.92 | 5.34 |
| Flex | 42 | 680,697 | 120,409 | 560,288 | 16,207 | 5.4 | 16.88 | 1.33 |
| Sub-Total | 80 | 907,738 | 178,352 | 729,386 | 11,347 | 5.4 | $21.25 | $2.65 |
| Non-Core | 22 | 182,583 | 7,779 | 174,804 | 8,299 | 7.4 | 26.05 | 2.07 |
| **TOTALS** | **102** | **1,090,321** | **186,131** | **904,190** | **10,689** | **5.7** | **$22.05** | **$2.30** |

Q2 2017 Office Portfolio 25

# Office Portfolio – Significant Tenants

| | Number of Properties | Annualized Base Rental Revenue ($) (a) | Percentage of Company Annualized Base Rental Revenue (%) | Square Feet Leased | Percentage of Total Company Leased Sq. Ft. (%) | Year of Lease Expiration |
|---|---|---|---|---|---|---|
| John Wiley & Sons, Inc. | 1 | $15,397,650 | 3.3 | 410,604 | 2.3 | (b) |
| DB Services New Jersey, Inc. | 2 | 12,394,835 | 2.7 | 411,108 | 2.3 | (c) |
| Bank Of Tokyo-Mitsubishi FUJI, Ltd. | 1 | 11,388,534 | 2.4 | 282,606 | 1.6 | (d) |
| National Union Fire Insurance Company of Pittsburgh, PA | 2 | 11,191,058 | 2.4 | 388,651 | 2.1 | (e) |
| Merrill Lynch Pierce Fenner | 3 | 10,704,441 | 2.3 | 430,926 | 2.4 | (f) |
| Forest Research Institute, Inc. | 1 | 9,070,892 | 1.9 | 215,659 | 1.2 | 2017 |
| KPMG, LLP | 3 | 8,307,156 | 1.8 | 231,102 | 1.3 | (g) |
| ICAP Securities USA, LLC | 2 | 7,609,300 | 1.6 | 180,946 | 1.0 | (h) |
| Dun & Bradstreet Corporation | 2 | 7,360,360 | 1.6 | 192,280 | 1.1 | 2023 |
| Montefiore Medical Center | 7 | 6,881,837 | 1.5 | 291,352 | 1.6 | (i) |
| Daiichi Sankyo, Inc. | 1 | 6,532,200 | 1.4 | 171,900 | 0.9 | 2022 |
| TD Ameritrade Services Company, Inc. | 1 | 6,505,786 | 1.4 | 193,873 | 1.1 | 2020 |
| HQ Global Workplaces, LLC | 13 | 6,487,898 | 1.4 | 250,185 | 1.4 | (j) |
| Quest Diagnostics Inc. | 1 | 5,508,870 | 1.2 | 141,000 | 0.8 | 2017 |
| Vonage America, Inc. | 1 | 4,606,000 | 1.0 | 350,000 | 1.9 | 2023 |
| **Totals** | | **$129,946,817** | **27.9** | **4,142,192** | **23.0** | |

**Notes:**

a) Annualized base rental revenue is based on actual June 2017 billings times 12. For leases whose rent commences after July 1, 2017, annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
b) 17,976 square feet expire in 2017; 102,275 square feet expire in 2018; 290,353 square feet expire in 2033.
c) 285,192 square feet expire in 2017; 125,916 square feet expire in 2019.
d) 20,649 square feet expire in 2018; 24,607 square feet expire in 2019; 237,350 square feet expire in 2029.
e) 271,533 square feet expire in 2018; 117,118 square feet expire in 2019.
f) 9,356 square feet expire in 2019; 33,363 square feet expire in 2021; 388,207 square feet expire in 2027.
g) 81,371 square feet expire in 2019; 28,784 square feet expire in 2022; 66,606 square feet expire in 2024; 54,341 square feet expire in 2026.
h) 69,384 square feet expire in 2017; 90,450 square feet expire in 2018; 21,112 square feet expire in 2025.
i) 51,222 square feet expire in 2017; 64,815 square feet expire in 2018; 133,763 square feet expire in 2019; 8,600 square feet expire in 2020; 14,842 square feet expire in 2021; 9,610 square feet expire in 2022; 8,500 square feet expire in 2023.
j) 41,549 square feet expire in 2019; 21,008 square feet expire in 2020; 17,855 square feet expire in 2021; 54,453 square feet expire in 2023; 79,517 square feet expire in 2024; 20,395 square feet expire in 2026; 15,408 square feet expire in 2027.

Q2 2017 Office Portfolio 26

Office Portfolio – Same Store 27 Q2 2017 For the Three Months Ended June 30, % 2017 2016 Change Change Total Property Revenues $114,247 $112,134 $2,113 1.9 Real Estate Taxes 17,306 16,844 462 2.7 Utilities 8,249 7,983 266 3.3 Operating Services 18,549 17,483 1,066 6.1 Total Property Expenses: 44,104 42,310 1,794 4.2 GAAP Net Operating Income 70,143 69,824 319 0.5 Less: straight-lining of rents adj. 1,505 4,329 (2,824) (65.2) Net Operating Income $68,638 $65,495 $3,143 4.8 Total Properties: 175 Total Square Footage: 19,153,453 Office Portfolio The current quarter same store results for our commercial portfolio showed very positive results, benefiting from improved rents For the Six Months Ended June 30, % 2017 2016 Change Change Total Property Revenues $ $229,017 $ $221,400 $ $7,617 3.4 Real Estate Taxes 34,665 33,119 1,546 4.7 Utilities 17,596 17,876 (280) (1.6) Operating Services 38,660 36,413 2,247 6.2 Total Property Expenses: 90,921 87,408 3,513 4.0 GAAP Net Operating Income 138,096 133,992 4,104 3.1 Less: straight-lining of rents adj. 3,535 6,352 (2,817) (44.3) Net Operating Income $ $134,561 $ $127,640 $ $6,921 5.4 Total Properties: 175 Total Square Footage: 19,153,453 $ in thousands

# Office Portfolio – Expirations by Type

The following table sets forth a schedule of lease expirations for all consolidated properties beginning July 1, 2017, assuming that none of the tenants exercise renewal or termination options:

| Year of Expiration/Market | Number of Leases Expiring (a) | Net Rentable Area Subject to Expiring Leases (Sq. Ft.) | Percentage of Total Leased Square Feet Represented by Expiring Leases (%) | Annualized Base Rental Revenue Under Expiring Leases ($) (b) | Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($) | Percentage of Annual Base Rent Under Expiring Leases (%) |
|---|---|---|---|---|---|---|
| **Jul - Dec 31, 2017** | | | | | | |
| Waterfront | 18 | 431,509 | 2.4 | 14,464,671 | 33.52 | 3.0 |
| Urban Core | 17 | 67,185 | 0.4 | 2,217,492 | 33.01 | 0.5 |
| Suburban Core | 13 | 225,757 | 1.2 | 7,792,583 | 34.52 | 1.7 |
| Flex Parks | 59 | 359,436 | 2.0 | 5,045,446 | 14.04 | 1.1 |
| **Sub-Total** | **107** | **1,083,887** | **6.0** | **29,520,192** | **27.24** | **6.3** |
| Non-Core | 19 | 273,985 | 1.5 | 7,104,303 | 25.93 | 1.5 |
| TOTAL – 2017 | 126 | 1,357,872 | 7.5 | 36,624,495 | 26.97 | 7.8 |
| **2018** | | | | | | |
| Waterfront | 21 | 870,386 | 4.8 | 32,896,270 | 37.80 | 7.0 |
| Urban Core | 40 | 182,753 | 1.0 | 5,817,445 | 31.83 | 1.3 |
| Suburban Core | 24 | 218,018 | 1.2 | 5,704,761 | 26.17 | 1.2 |
| Flex Parks | 99 | 853,555 | 4.7 | 12,070,813 | 14.14 | 2.6 |
| **Sub-Total** | **184** | **2,124,712** | **11.7** | **56,489,289** | **26.59** | **12.1** |
| Non-Core | 50 | 454,802 | 2.5 | 11,842,800 | 26.04 | 2.5 |
| TOTAL – 2018 | 234 | 2,579,514 | 14.2 | 68,332,089 | 26.49 | 14.6 |
| **2019** | | | | | | |
| Waterfront | 12 | 197,972 | 1.1 | 6,450,825 | 32.58 | 1.4 |
| Urban Core | 42 | 372,975 | 2.0 | 11,325,758 | 30.37 | 2.4 |
| Suburban Core | 28 | 379,645 | 2.1 | 10,295,362 | 27.12 | 2.2 |
| Flex Parks | 89 | 1,083,722 | 6.0 | 16,961,131 | 15.65 | 3.7 |
| **Sub-Total** | **171** | **2,034,314** | **11.2** | **45,033,076** | **22.14** | **9.7** |
| Non-Core | 36 | 372,479 | 2.0 | 8,903,699 | 23.90 | 1.9 |
| TOTAL – 2019 | 207 | 2,406,793 | 13.2 | 53,936,775 | 22.41 | 11.6 |
| **2020** | | | | | | |
| Waterfront | 8 | 70,779 | 0.4 | 2,560,859 | 36.18 | 0.5 |
| Urban Core | 46 | 343,612 | 1.9 | 11,550,794 | 33.62 | 2.5 |
| Suburban Core | 26 | 245,946 | 1.3 | 6,083,997 | 24.74 | 1.3 |
| Flex Parks | 83 | 659,903 | 3.6 | 9,685,305 | 14.68 | 2.1 |
| **Sub-Total** | **163** | **1,320,240** | **7.2** | **29,880,955** | **22.63** | **6.4** |
| Non-Core | 36 | 322,220 | 1.8 | 7,616,733 | 23.64 | 1.6 |
| TOTAL – 2020 | 199 | 1,642,460 | 9.0 | 37,497,688 | 22.83 | 8.0 |

Q2 2017 Office Portfolio 28

# Office Portfolio – Expirations by Type

| Year of Expiration/Market | Number of Leases Expiring (a) | Net Rentable Area Subject to Expiring Leases (Sq. Ft.) | Percentage of Total Leased Square Feet Represented by Expiring Leases (%) | Annualized Base Rental Revenue Under Expiring Leases ($) (b) | Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($) | Percentage of Annual Base Rent Under Expiring Leases (%) |
|---|---|---|---|---|---|---|
| **2021** | | | | | | |
| Waterfront | 17 | 387,675 | 2.1 | 13,555,113 | 34.97 | 2.9 |
| Urban Core | 22 | 168,993 | 0.9 | 6,605,452 | 39.09 | 1.4 |
| Suburban Core | 19 | 183,967 | 1.0 | 5,188,041 | 28.20 | 1.1 |
| Flex Parks | 54 | 530,244 | 2.9 | 6,979,830 | 13.16 | 1.5 |
| **Sub-Total** | **112** | **1,270,879** | **6.9** | **32,328,436** | **25.44** | **6.9** |
| Non-Core | 26 | 170,858 | 1.0 | 4,194,856 | 24.55 | 0.9 |
| TOTAL – 2021 | 138 | 1,441,737 | 7.9 | 36,523,292 | 25.33 | 7.8 |
| **2022** | | | | | | |
| Waterfront | 12 | 253,723 | 1.4 | 7,875,876 | 31.04 | 1.7 |
| Urban Core | 16 | 120,080 | 0.7 | 4,026,884 | 33.54 | 0.9 |
| Suburban Core | 22 | 211,560 | 1.2 | 5,364,451 | 25.36 | 1.1 |
| Flex Parks | 53 | 387,435 | 2.1 | 6,203,468 | 16.01 | 1.3 |
| **Sub-Total** | **103** | **972,798** | **5.4** | **23,470,679** | **24.13** | **5.0** |
| Non-Core | 40 | 370,154 | 2.0 | 9,661,626 | 26.10 | 2.1 |
| TOTAL – 2022 | 143 | 1,342,952 | 7.4 | 33,132,305 | 24.67 | 7.1 |
| **2023 AND THEREAFTER** | | | | | | |
| Waterfront | 60 | 2,292,793 | 12.6 | 77,128,076 | 33.64 | 16.5 |
| Urban Core | 43 | 938,098 | 5.2 | 33,634,029 | 35.85 | 7.2 |
| Suburban Core | 72 | 2,069,515 | 11.3 | 51,717,257 | 24.99 | 11.1 |
| Flex Parks | 93 | 1,446,187 | 7.9 | 21,425,888 | 14.82 | 4.6 |
| **Sub-Total** | **268** | **6,746,593** | **37.0** | **183,905,250** | **27.26** | **39.4** |
| Non-Core | 34 | 692,272 | 3.8 | 17,290,556 | 24.98 | 3.7 |
| TOTAL – 2023 AND THEREAFTER | 302 | 7,438,865 | 40.8 | 201,195,806 | 27.05 | 43.1 |

Q2 2017 Office Portfolio 29

# Office Portfolio – Expirations by Type

| Year of Expiration/Market | Number of Leases Expiring (a) | Net Rentable Area Subject to Expiring Leases (Sq. Ft.) | Percentage of Total Leased Square Feet Represented by Expiring Leases (%) | Annualized Base Rental Revenue Under Expiring Leases ($) (b) | Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($) | Percentage of Annual Base Rent Under Expiring Leases (%) |
|---|---|---|---|---|---|---|
| TOTALS BY TYPE | | | | | | |
| Waterfront | 148 | 4,504,837 | 24.7 | $154,931,689 | $34.39 | 33.1 |
| Urban Core | 226 | 2,193,696 | 12.1 | 75,177,854 | 34.27 | 16.1 |
| Suburban Core | 204 | 3,534,408 | 19.4 | 92,146,452 | 26.07 | 19.7 |
| Flex Parks | 530 | 5,320,482 | 29.2 | 78,371,882 | 14.73 | 16.8 |
| **Sub-Total** | **1,108** | **15,553,423** | **85.4** | **$400,627,877** | **$25.76** | **85.7** |
| Non-Core | 241 | 2,656,770 | 14.6 | 66,614,573 | 25.07 | 14.3 |
| Totals/Weighted Average | 1,349 | 18,210,193 | 100.0 | $467,242,450 | $25.66 | 100.0 |

| | Square Feet |
|---|---|
| Square footage leased to commercial tenants | 18,210,193 |
| Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary service tenants and occupancy adjustments | 325,142 |
| Square footage unleased | 2,817,004 |
| **Total net rentable square footage (does not include land leases)** | **21,352,339** |

**Notes:**

a) Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

b) Annualized base rental revenue is based on actual June 2017 billings times 12. For leases whose rent commences after July 1, 2017 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

c) Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring June 30, 2017 aggregating 256,367 square feet and representing annualized base rent of $6,202,082 for which no new leases were signed.

Q2 2017 Office Portfolio 30

Roseland Residential Portfolio Q2 2017

# Management Discussion & Objectives

**Roseland Residential manages a growing portfolio of owned, under construction, and future development assets on the New Jersey Waterfront, with the remaining holdings primarily in high-income, transit oriented suburban locations.**

**RRT is well positioned to benefit from the demographics and shortage of new class A housing in these markets, with fundamentals and macroeconomic trends in our core geographies continuing to show strength.**

- **Platform Poised For Continued Growth:**
  - RRT's Q2 NAV was approximately $1.57bn, comprised of $153M of Rockpoint equity and $1.41bn of MC equity ($14.10/share)
  - Rockpoint has an additional $150M capital commitment to Roseland
  - By April 2017, RRT's subordinate interest portfolio was reduced to 542 apartments, an 82% reduction compared to 3,025 units at year-end 2015
  - RRT continues to succeed in converting under performing office holdings to higher valued residential use
  - RRT has a portfolio of strategic and valuable land holdings, mostly with zoning in place and a track record of on-time and on-budget product delivery
    - Jersey City – 4,000+ units
    - Port Imperial – 2,000+ units
  - RRT's lease-up communities have absorbed quickly in the market. Rents in Jersey City continued to grow by **1.5%** over the last year despite the lease-up of several luxury buildings
  - We forecast material growth in RRT cash flow

## 2017 Lease-Up Highlights

| | % Leased (7/31/17) | Stabilized NOI | Stabilized Cash Flow |
|---|---|---|---|
| Urby | 78% | $20M | $11.11M |
| Chase II | 91% | $4.9M | $2.60M |
| Quarry Place | 58% | $3.2M | $1.76M |



Quarry Place at Tuckahoe



Jersey City Urby at Harborside

Q2 2017 Roseland Residential 32

Roseland envisions continued improvement across key financial metrics 33 Q2 2017 Management Discussion & Objectives (cont.) Roseland Residential Competitive Portfolio Metrics: Roseland’s high-barrier-to-entry class A portfolio is at the forefront of characteristics supportive of market-leading property valuations and comparable/superior to leading publicly traded residential REITs: (i) Market Rents: Average revenue per home of $2,666 (ii) Building Age: Average age of 10 years (and trending lower) (iii) Geographically Concentrated: Approximately 87% of the assets are in gateway markets with average Percentage Leased of 96.7% Target Portfolio: 2017 target start activity of 949 apartments will produce an operating and in-construction portfolio at year-end 2017 of approximately 8,760 apartments, with forecasted growth to 12,527 apartments by year-end 2019 Y/E: 2017 2018 2019 Operating & Construction Apts. 9,723 11,464 12,524 Future Development Apts. 9,436 7,695 6,635 Property Operating Cash Flow ($ in millions) $26.2 $51.9 $63.6 % Growth - 98% 23% NAV ($ in millions) $1,695 $2,116 $2,515 Growth 54% $0 $10 $20 $30 $40 $50 $60 $70 2017 2018 2019 Property Operating Cash Flow ($ in millions) 0 5,000 10,000 15,000 Q2 2017 2018 2019 Operating In Construction

Notes: Projected stabilized yield without the Marriott Hotels at Port Imperial is 6.30 percent. 2015/2016 Achievements - Development Development Activity and Cash Flow Growth 34 Q2 2017 Lease-Up Commencements Began Leasing % Leased As of 7/31/2017 Units Projected Yield Stabilized RRT Cash Flow Quarry Place at Tuckahoe Nov-16 58.3% 108 6.61% $1.76M Chase II at Overlook Ridge Nov-16 90.8% 292 6.52% $2.60M Urby at Harborside Mar-17 78.5% 762 7.27% $11.11M Total 79.7% 1,162 7.02% $15.47M In-Construction Portfolio Signature Place at Morris Plains Q4 2017 197 6.64% $2.2M Residences at City Square Q1 2018 365 6.46% $3.6M Lofts at 40 Park Q1 2018 59 6.72% $280K RiverHouse 11 at Port Imperial Q1 2018 295 6.20% $4.20M Portside 5/6 Q1 2018 296 6.18% $3.80M Marriott Hotels at Port Imperial Q2 2018 372 10.25% $9.50M 51 Washington Street Q3 2019 310 6.00% $2.4M 233 Canoe Brook (Apartments) Q3 2019 200 6.45% $3.27M 150 Monument Road Q4 2019 206 6.14% $1.58M Total 2,300 6.93% (1) $30.83M Total 3,462 6.96% $46.3M By year-end 2020, Roseland projects additional annual cash flow contribution of approximately $46mm from its current lease-up and in-construction development activities. RiverHouse 11 at Port Imperial Chase II at Overlook Ridge Roseland Residential

2015/2016 Achievements - Development Development Delivery and Cash Flow Growth 35 Q2 2017 By year-end 2020, Roseland projects additional annual cash flow contribution of approximately $46mm from its construction portfolio deliveries. Roseland Residential Lease-up Communities Quarry Place at Tuckahoe($1.8M) Chase II ($2.6M) Urby at Harborside ($11.1M) Q3 2018 Signature Place at Morris Plains ($2.2M) Q1 2019 Residences at City Square ($3.6M) Lofts at 40 Park ($280k) RiverHouse 11 at Port Imperial ($4.2M) Q2 2019 Marriott Hotels at Port Imperial ($9.5M) Q2 2019 Portside 5/6 ($3.8M) Q2 2020 51 Washington St ($2.4M) Q3 2020 233 Canoe Brook – Apartments ($3.3M) Q4 2020 150 Monument Road ($1.6M) Marriott Hotels at Port Imperial ($7.1M) RiverHouse 11 295 Units Quarry Place 108 Units 233 Canoe Brook 200 Units 2018 $15.5M Stabilized cash flow 2019 $35M Stabilized cash flow 2020 $46M Stabilized cash flow

Net Asset Value – Breakdown 36 Q2 2017 The composition of Roseland’s approximate $1.57bn NAV (detailed on page 8) is comprised of: Gross Portfolio Value ($ in Millions) Stabilized Gross Asset Value $4,116 Less: Discount for CIP (437) Discounted Gross Asset Value $3,679 Less: Existing Debt ($1,414) Less: 3rd Party Interests (700) Roseland Net Asset Value $1,565 MCRC Share ~$1,412 Rockpoint Share ~$153 Roseland Residential Top NAV (net equity) contributors 1. Urby at Harborside $228M 2. Monaco 170M 3. Alterra at Overlook Ridge 88M 4. Portside 7 & 5/6 at East Pier 96M 5. Chase I & II at Overlook Ridge 93M $675M 43% Other Operating Properties 295M 19% In-Construction 243M 16% Land 346M 22% Other 6M <1% Total $1,565M 100% Hudson River Waterfront 56% Boston Metro 24% New York Metro 10% Washington, D.C. 7% Philadelphia Metro 2% Other 1% NAV by Market

Regional: Hudson Waterfront Port Imperial – West New York / Weehawken, New Jersey 37 Q2 2017 NYC Roseland Residential 40th Street Midtown Riverwalk C NY Waterway Ferry Hudson Yards 6 J I 8/9 11 Rivertrace Rivertrace RiverHouse 11 Marriott Hotel Building 8/9 Operating In Development 2017 Start Land Holdings 2 Garage 1/3 4/5 C 16 Park The Port Imperial submarket provides unrivaled access to Midtown West and Hudson Yards via the NY Waterway Ferry. As more office developments come out of the pipeline and companies move their offices to Hudson Yards, Port Imperial will further become a prime commuter destination. Operating In-Construction Land Current: 316 Units 667 Units 2,026 Units Y/E 2017: 316 Units 1,302 Units 1,391 Units

# Regional: Hudson Waterfront
# Jersey City- Over Development: The Myth

**Numerous sources have reported +23,000 unit development hitting Jersey City in the near future. In fact, this is only the potential numbers which include secondary locations, some without streets or utilities**

- To date, successful absorption of ~8,000, with the market maintaining strong occupancy and continued rent growth
- Of the 16,000 remaining units, secondary sub-markets make up approximately 9,000 (56%) of the remaining units
- ~ 7,000 units are approved for development in Jersey City Premier Markets (Waterfront and Exchange Place)

| Approved Multifamily Jersey City Developments | | | | | Roseland Land Holdings | |
|---|---|---|---|---|---|---|
| Operating (1996-2016) | Submarkets | | Premier Markets | | | |
| 8,000 | Journal Square | 3,600 | Waterfront | 3,000 | Waterfront | 250 |
| | Liberty Harbor | 4,400 | Exchange Place | 4,000 | Exchange Place | 3,500 |
| | Other | 1,000 | | 7,000 | Liberty Harbor | 850 |
| | | 9,000 | | | | **4,600** |


Journal Square
3,600 units
Liberty Harbor
4,400 units
Exchange Place
4,000 units
Waterfront
3,000 units

★ **Represents approved future multifamily development in Premier Market.**

Q2 2017 **Roseland Residential** 38

# Regional: Hudson Waterfront
# Jersey City - Future Competitive Pipeline



Waterfront
Exchange Place
Jersey City

**The market has reacted to fears of over supply by slowing down delivery.**

**Jersey City Premier Market Development**

- Jersey City Urby at Harborside -762 units - opened in March 2017. As of July 31, 2017, it was 78% leased. RRT has no additional product currently under construction.
- Of the ~7,000 units approved for future development, approximately 37% are in the process of leasing up and another 421 units are scheduled to open before year-end

**Jersey City Current Lease-up Schedule**

| | Leasing Commenced | Units | Current % Leased | Units Leased | Developer |
|---|---|---|---|---|---|
| The Vantage | Jul-17 | 448 | ~8% | ~35 | Fisher Development |
| Ellipse | Apr-17 | 381 | N/A | ~ | Lefrak [1] |
| Urby | Mar-17 | 762 | 78% | 598 | Roseland |
| Journal Squared | Mar-17 | 538 | ~57% | ~305 | Kushner |
| Trump Bay Street | Dec-16 | 447 | ~69% | ~310 | Morgan Street |
| **Subtotal** | | **2,576** | | | |
| Hudson Exchange | Fall - 2017 | 421 | | | Forest City |

Notes:
(1) Lefrak does not report.

Q2 2017 Roseland Residential 39

# Financial Schedules – Balance Sheet

$ in thousands

| | AS OF JUN 30, 2017 | AS OF DEC 30, 2016 |
|---|---|---|
| **ASSETS** | | |
| **Rental Property** | | |
| Land and Leasehold Interests | $333,385 | $210,697 |
| Buildings and Improvements | 917,777 | 582,361 |
| Construction in Progress | 266,861 | 217,920 |
| Furniture, Fixtures and Equipment | 24,361 | 18,312 |
| **Total Gross Rental Property** (1) | **1,542,384** | **1,029,290** |
| Less: Accumulated Depreciation | (46,724) | (41,186) |
| **Net Investment in Rental Property** | **1,495,660** | **988,104** |
| Cash and Cash Equivalents | 4,935 | 17,186 |
| Investments in Unconsolidated Joint Ventures | 229,743 | 238,498 |
| Unbilled Rents Receivable, net | 961 | 165 |
| Deferred Charges and Other Assets | 43,585 | 33,736 |
| Restricted Cash | 5,138 | 3,280 |
| Accounts Receivable | 1,548 | 3,559 |
| **Total Assets** | **1,781,570** | **1,284,528** |
| **LIABILITIES AND EQUITY** | | |
| **LIABILITIES** | | |
| Mortgages, Loans Payable and Other Obligations (2) | $635,398 | $283,104 |
| Notes Payable to Affiliate | 5,000 | - |
| Accounts Pay, Accrued Expenses and Other Liabilities | 69,389 | 36,945 |
| Rents Recieved in Advance and Security Deposits | 4,049 | 2,406 |
| Accrued Interest Payable | 1,294 | 420 |
| **Total Liabilities** | **715,130** | **322,875** |
| Redeemable Noncontrolling Interests - Rockpoint Capital | 153,703 | - |
| Noncontrolling Interest in Consolidated Joint Ventures | 19,239 | 20,707 |
| Mack-Cali Capital | 893,498 | 940,946 |
| **Total Liabilities and Equity** | **1,781,570** | **1,284,528** |

Notes:

(1) Increase primarily resulting from acquisition of Plaza 8 and 9 interests ($61 million), the acquisition of the Monaco interests ($302 million), in-construction development and repurposing expenditures ($141 million), and the transfer of 135 Chestnut, 120 Passaic and One Water Street to RRT ($9 million).

(2) Increase primarily resulting from Alterra I and II financing ($100 million), assumed Monaco debt ($171 million) and construction loan advances ($81 million).

Q2 2017 Roseland Residential 40

# Financial Schedules – Income Statement

$ in thousands

| | Three Months Ended | | Six Months Ended | |
|---|---|---|---|---|
| | June 30, 2017 | June 30, 2016 | June 30, 2017 | June 30, 2016 |
| **REVENUE:** | | | | |
| Base Rents | $15,515 | $9,779 | $24,865 | $17,982 |
| Escalation and Recoveries from Tenants | 629 | 335 | 1,046 | 622 |
| Parking Income | 2,223 | 1,912 | 3,813 | 3,239 |
| Other Income | 460 | 203 | 920 | 677 |
| **Total Revenue** | **$18,827** | **$12,229** | **$30,644** | **$22,520** |
| **EXPENSES:** | | | | |
| Real Estate Taxes | $3,013 | $2,087 | $5,310 | $4,151 |
| Utilities | 911 | 607 | 1,619 | 1,288 |
| Operating Services | 4,010 | 3,017 | 7,079 | 5,887 |
| Real Estate Service Expenses (Net) | 423 | 232 | 923 | 913 |
| General and Administrative | 2,960 | 2,713 | 5,332 | 5,968 |
| Acquisition Costs | - | 164 | - | 164 |
| Depreciation and Amortization | 10,495 | 6,607 | 14,734 | 12,340 |
| **Total Expenses** | **$21,812** | **$15,427** | **$34,997** | **$30,711** |
| **Operating Income Loss** | **($2,985)** (1) | **($3,198)** (1) | **($4,353)** (2) | **($8,191)** (2) |
| **OTHER (EXPENSE) INCOME:** | | | | |
| Interest Expense | ($2,002) | ($1,584) | ($2,002) | ($3,025) |
| Interest Income | $20 | - | $59 | $1 |
| Equity in Earnings (Loss) in Unconsolidated Joint Ventures | (3,280) | (2,020) | (3,744) | (3,251) |
| Gain on Change of Control of Interests | - | 5,191 | - | 15,347 |
| Gain on Sale of Investment in Unconsolidated Joint Ventures | - | 5,670 | 5,149 | 5,670 |
| **Total Other (Expense) Income** | **($5,262)** | **$7,257** | **($538)** | **$14,742** |
| **Net Income (Loss)** | **($8,247)** | **$4,059** | **($4,891)** | **$6,551** |
| Minority Interest in Consolidated JV's | 165 | 80 | 403 | 761 |
| Redeemable Noncontrolling Interest - Distributions | (2,227) | - | (2,754) | - |
| **Net Income Available to Common Equity** | **($10,309)** | **$4,139** | **($7,242)** | **$7,312** |

Notes:

(1) Includes net operating income before debt service from Consolidated Operating Communities of $10.8 million and $7.2 million, depreciation of $7.0 million and $3.3 million and amortization of in-place leases related to property acquisitions of $3.5 and $2.9 million for the three months ended June 30, 2017 and June 30, 2016, respectively.

(2) Includes net operating income before debt service from Consolidated Operating Communities of $16.8 million and $12.7 million, depreciation of $11.1 million and $6.4 million and amortization of in-place leases related to property acquisitions of $3.5 million and $3.8 million for the six months ended June 30, 2017 and June 30, 2016, respectively.

Q2 2017 Roseland Residential 41

Current Portfolio - Operating & Lease-Up Communities As of June 30, 2017, Roseland had: Interests in 3,838 stabilized operating apartments and 1,987 apartments in lease-up or repositioning stages (Total: 5,825 apartments) The stabilized portfolio had a leased percentage of 97.9%, compared to 97.5% in Q1 2017 Leasing summary: Jersey City Urby at Harborside, began leasing in March 2017, and was 67% leased as of Q2 2017 (current: 78%) The Chase II at Overlook Ridge, MA was 78% leased as of Q2 2017 (current: 91%) Quarry Place at Tuckahoe, NY was 58% leased as of Q2 2017 (current: 58%) Roseland continues to convert its promoted interests via disposition, acquisition or ownership buy-ups. Recent achievements include: Quarry Place at Tuckahoe: Roseland acquired its partners’ minority interests, converting the asset to 100% ownership Monaco, Jersey City, NJ: Roseland acquired its partners’ majority and minority interests. Converting a 15% subordinate interest position to a wholly owned asset RiverTrace at Port Imperial: Converted to a 22.5% heads-up, cash-flowing, JV in October 2016 In addition to its residential interests, with ancillary ground floor retail. Roseland has a series of commercial interests, most significantly of which are the parking garages located in Port Imperial 42 Q2 2017 Roseland Residential

# Current Portfolio - Operating & Lease-Up Communities

$ in thousands

| Operating Communities | Location | Ownership | Apartments | Rentable SF | Avg. Size | Year Complete | Operating Highlights | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | | Percentage Leased Q2 2017 | Percentage Leased Q1 2017 | Average Revenue Per Home Q2 2017 | Average Revenue Per Home Q1 2017 | NOI Q2 2017 | NOI Q1 2017 | NOI YTD 2017 | Debt Balance |
| Consolidated | | | | | | | | | | | | | | |
| Alterra at Overlook Ridge | Revere, MA | 100.00% | 722 | 663,139 | 918 | 2008 | 97.8% | 97.8% | $1,890 | $1,880 | $2,365 | $2,374 | $4,739 | $100,000 |
| The Chase at Overlook Ridge | Malden, MA | 100.00% | 371 | 337,060 | 909 | 2014 | 98.4% | 98.9% | 1,962 | 2,061 | 1,109 | 1,484 | 2,593 | 72,500 |
| Park Square | Rahway, NJ | 100.00% | 159 | 184,957 | 1,163 | 2009 | 93.7% | 96.9% | 2,104 | 2,107 | 368 | 385 | 753 | 27,267 |
| Riverwatch | New Brunswick, NJ | 100.00% | 200 | 147,852 | 739 | 1997 | 97.0% | 99.5% | 1,826 | 1,801 | 501 | 445 | 946 | 0 |
| Monaco | Jersey City, NJ | 100.00% | 523 | 475,742 | 910 | 2011 | 98.3% | 98.5% | 3,549 | 3,522 | 3,724 | 3,822 | 7,546 | 165,000 |
| Portside at East Pier - 7 | East Boston, MA | 100.00% | 175 | 156,091 | 892 | 2015 | 100.0% | 99.4% | 2,701 | 2,677 | 986 | 956 | 1,942 | 58,998 |
| **Consolidated** | | **100.00%** | **2,150** | **1,964,841** | **914** | | **97.8%** | **98.3%** | **$2,382** | **$2,385** | **$9,053** | **$9,466** | **$18,519** | **$423,765** |
| Joint Ventures | | | | | | | | | | | | | | |
| RiverTrace at Port Imperial | West New York, NJ | 22.50% | 316 | 295,767 | 936 | 2014 | 99.1% | 95.3% | $3,208 | $3,158 | $1,784 | $1,771 | $3,555 | $82,000 |
| M2 | Jersey City, NJ | 24.27% | 311 | 273,132 | 878 | 2016 | 97.1% | 96.8% | 3,164 | 3,194 | 1,992 | 1,912 | 3,904 | 74,062 |
| RiverPark at Harrison | Harrison, NJ | 45.00% | 141 | 125,498 | 890 | 2014 | 97.2% | 97.2% | 2,156 | 2,199 | 402 | 521 | 923 | 30,000 |
| Station House | Washington, DC | 50.00% | 378 | 290,348 | 768 | 2015 | 97.9% | 93.9% | 2,715 | 2,793 | 1,944 | 2,138 | 4,082 | 100,700 |
| **Joint Ventures** | | **34.82%** | **1,146** | **984,745** | **859** | | **97.9%** | **95.5%** | **$2,904** | **$2,929** | **$6,122** | **$6,342** | **$12,464** | **$286,762** |
| Subordinate Interests (1) | | | | | | | | | | | | | | |
| Marbella | Jersey City, NJ | 24.27% | 412 | 369,515 | 897 | 2003 | 98.1% | 98.1% | $3,226 | $3,170 | $2,600 | $2,626 | $5,226 | $95,000 |
| Metropolitan at 40 Park | Morristown, NJ | 12.50% | 130 | 124,237 | 956 | 2010 | 99.2% | 99.2% | 3,403 | 3,335 | 855 | 734 | 1,589 | 37,242 |
| **Subordinate Interests** | | **21.45%** | **542** | **493,752** | **911** | | **98.4%** | **98.4%** | **$3,268** | **$3,210** | **$3,455** | **$3,360** | **$6,815** | **$132,242** |
| **Total Residential - Stabilized** | | **69.44%** | **3,838** | **3,443,338** | **897** | | **97.9%** | **97.5%** | **$2,663** | **$2,664** | **$18,630** | **$19,168** | **$37,798** | **$842,769** |
| **Lease-up / Repositions** | | | | | | | | | | | | | | |
| Consolidated | | | | | | | | | | | | | | |
| The Chase II at Overlook Ridge | Malden, MA | 100.00% | 292 | 261,101 | 894 | 2016 | 77.7% | 40.4% | 1,927 | NA | 382 | (180) | 202 | $43,527 |
| Quarry Place at Tuckahoe | Eastchester, NY | 100.00% | 108 | 105,509 | 977 | 2016 | 58.3% | 31.5% | 3,355 | NA | 59 | (160) | 101 | 28,540 |
| **Consolidated** | | **100.00%** | **400** | **366,610** | **917** | | **72.5%** | **38.0%** | **$2,313** | **$0** | **$441** | **($340)** | **$303** | **$72,067** |
| Joint Ventures | | | | | | | | | | | | | | |
| Crystal House (2) | Arlington, VA | 25.00% | 825 | 738,786 | 895 | 1962 | 90.9% | 87.3% | 2,017 | 1,899 | 2,299 | 2,247 | 4,546 | $165,000 |
| Urby at Harborside | Jersey City, NJ | 85.00% | 762 | 474,476 | 623 | 2017 | 66.5% | 18.0% | NA | NA | (519) | 0 | (519) | 186,128 |
| **Joint Ventures** | | **53.81%** | **1,587** | **1,213,262** | **765** | | **79.2%** | **54.0%** | **$1,049** | **$987** | **$1,780** | **$2,247** | **$4,027** | **$351,128** |
| **Total Residential - Operating Communities (3)** | | **67.28%** | **5,825** | **5,023,210** | **862** | | **91.07%** | **81.56%** | **$2,199** | **$2,024** | **$20,851** | **$21,075** | **$42,128** | **$1,265,964** |
| **Total Commercial** | | **76.72%** | | **731,862** | | | **69.33%** | **69.35%** | | | **$1,225** | **$1,137** | **$2,362** | **$42,848** |

Notes:
(1) As of June 30, 2017 Priority Capital included Marbella at $7,567 (Prudential); Metropolitan at $21,876 (Prudential).
(2) Percentage Leased excludes 15 units undergoing renovation.
(3) Excludes approximately 83,083 SF of ground floor retail.

Q2 2017 Roseland Residential 43

# Development Portfolio – In-Construction Communities

$ in thousands

- The in-construction portfolio is projected to produce stabilized NOI of $55 million; Roseland's average ownership is approximately 96%
  - **After projected debt service of approximately $22 million, Roseland's estimated share of net cash flow is approximately $31 million**
- Roseland has a remaining equity capital commitment to the buildout of this portfolio of approximately $70mm

| | | | | Project Capitalization - Total | | | | Capital as of 2Q-17 | | | Development Schedule | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Community | Location | Ownership | Apartment Homes/Keys | Costs | Debt (1) | MCRC Capital | Third Party Capital | Costs | Debt Balance | MCRC Capital | Start | Initial Occupancy | Project Stabilization | Projected Stabilized NOI | Projected Stabilized Yield | |
| Consolidated | | | | | | | | | | | | | | | | |
| Marriott Hotels at Port Imperial | Weehawken, NJ | 90.00% | 372 | 139,428 | 94,000 | 41,868 | 3,560 | 73,604 | $24,870 | 38,979 | Q3 2015 | Q2 2018 | Q2 2019 | 14,291 | 10.25% | |
| Residences at City Square | Worcester, MA | 100.00% | 365 | 92,015 | 58,000 | 34,015 | 0 | 60,009 | 16,403 | 34,015 | Q3 2015 | Q1 2018 | Q1 2019 | 5,942 | 6.46% | |
| Signature Place at Morris Plains | Morris Plains, NJ | 100.00% | 197 | 58,651 | 42,000 | 16,651 | 0 | 34,137 | 14,006 | 16,651 | Q4 2015 | Q4 2017 | Q3 2018 | 3,894 | 6.64% | |
| Portside 5/6 | East Boston, MA | 100.00% | 296 | 111,388 | 73,000 | 38,388 | 0 | 64,925 | 16,489 | 38,388 | Q4 2015 | Q1 2018 | Q2 2019 | 6,882 | 6.18% | |
| RiverHouse 11 at Port Imperial | Weehawken, NJ | 100.00% | 295 | 123,984 | 78,000 | 45,984 | 0 | 63,183 | 30,403 | 32,781 | Q1 2016 | Q1 2018 | Q1 2019 | 7,693 | 6.20% | |
| 51 Washington Street | Conshohocken, PA | 100.00% | 310 | 89,440 | 53,664 | 35,776 | 0 | 22,317 | 0 | 22,667 | Q3 2016 | Q3 2019 | Q3 2020 | 5,370 | 6.00% | |
| 233 Canoe Brook (Apts) | Short Hills, NJ | 100.00% | 200 | 92,882 | 61,000 | 31,882 | 0 | 11,669 | 0 | 9,502 | Q4 2016 | Q3 2019 | Q3 2020 | 5,989 | 6.45% | |
| 150 Monument Road | Bala Cynwyd, PA | 100.00% | 206 | 59,308 | 35,585 | 23,723 | 0 | 5,768 | 0 | 5,768 | Q4 2016 | Q4 2019 | Q4 2020 | 3,643 | 6.14% | |
| **Consolidated** | | **98.34%** | **2,241** | **$767,096** | **$495,249** | **$268,287** | **$3,560** | **$335,612** | **$102,171** | **$198,751** | | | | **$53,704** | **6.94%** | |
| Joint Ventures | | | | | | | | | | | | | | | | |
| Lofts at 40 Park | Morristown, NJ | 25.00% | 59 | 17,972 | 13,950 | 2,011 | 2,011 | 7,020 | 3,345 | 1,740 | Q3 2016 | Q1 2018 | Q1 2019 | 1,208 | 6.72% | |
| **Joint Ventures** | | **25.00%** | **59** | **$17,972** | **$13,950** | **$2,011** | **$2,011** | **$7,020** | **$3,345** | **$1,740** | | | | **$1,208** | **6.72%** | |
| **Total In-Construction Communities** | | **96.46%** | **2,300** | **$785,068** | **$509,199** | **$270,298** | **$5,571** | **$342,632** | **$105,516** | **$200,491** | | | | **$54,912** | **6.93%** | (2) |

Notes:

(1) Represents maximum loan proceeds

(2) Projected stabilized yield without the hotel project is 6.30 percent

Q2 2017 Roseland Residential 44

# Development Portfolio – Future Start Communities

- As of June 30, 2017 the Company had a future development portfolio of approximately 11,037 apartments
- 2017 target starts are located in close proximity to operating RRT assets or in premier suburban markets

| 2017 Starts | Location | Apartments | Current Ownership | Scheduled Start |
|---|---|---|---|---|
| PI North - Building C | West New York, NJ | 360 | 40.00% | Q3 2017 |
| Overlook IIIC | Malden, MA | 314 | 100.00% | Q4 2017 |
| PI South - Building 8/9 | Weehawken, NJ | 275 | 100.00% | Q4 2017 |
| **2017 Starts** | | **949** | **77.24%** | |

| Future Developments | Location | Apartment |
|---|---|---|
| PI South - Building 16 | Weehawken, NJ | 131 |
| PI South - Office 1/3 [1] | Weehawken, NJ | N/A |
| PI South - Park Parcel | Weehawken, NJ | 224 |
| Urby at Harborside - II | Jersey City, NJ | 750 |
| Urby at Harborside - III | Jersey City, NJ | 750 |
| Plaza 8 | Jersey City, NJ | 1,000 |
| Plaza 9 | Jersey City, NJ | 1,000 |
| Liberty Landing Phase I | Jersey City, NJ | 265 |
| Liberty Landing - Future Phases | Jersey City, NJ | 585 |
| PI South - Building 2 | Weehawken, NJ | 200 |
| San Remo | Jersey City, NJ | 250 |
| PI North - Riverbend 6 | West New York, NJ | 471 |
| PI North - Building I | West New York, NJ | 224 |
| PI North - Building J | West New York, NJ | 141 |
| **Subtotal - Hudson River Waterfront** | | **5,991** |
| Crystal House - III | Arlington, VA | 252 |
| Crystal House - Future | Arlington, VA | 300 |
| **Subtotal - Washington, DC** | | **552** |

| Future Developments | Location | Apartment |
|---|---|---|
| 233 Canoe Brook Road - Hotel | Short Hills, NJ | 240 |
| Freehold | Freehold, NJ | 400 |
| 1633 Littleton (repurposing) | Parsippany, NJ | 345 |
| Identified Repurposing A | Bergen County, NJ | 300 |
| RRT Repurposing B | Bergen County, NJ | 200 |
| Identified Repurposing C | Bergen County, NJ | 225 |
| Identified Repurposing D | Essex County, NJ | 300 |
| RRT Repurposing E | Westchester County, NY | 290 |
| Identified Repurposing F-I | Essex County, NJ | 140 |
| Identified Repurposing F-2 | Essex County, NJ | 140 |
| Identified Repurposing G | Morris County, NJ | 175 |
| **Subtotal - Northeast Corridor** | | **2,755** |
| Overlook IIIA | Malden, MA | 445 |
| Overlook IV | Malden, MA | 45 |
| Portside 1-4 | East Boston, MA | 300 |
| **Subtotal - Boston Metro** | | **790** |
| **2017 Starts** | | **949** |
| **Total Future Start Communities** | | **11,037** |

Notes:
(1) Approved for approximately 290,000 square feet of office space.

Q2 2017 Roseland Residential 45

# Global Definitions

**Average Revenue Per Home:** Calculated as total apartment revenue for the quarter ended March 31, 2017, divided by the average percent occupied for the quarter ended March 31, 2017, divided by the number of apartments and divided by three.

**Consolidated Operating Communities:** Wholly owned communities and communities whereby the Company has a controlling interest.

**Future Development:** Represents land inventory currently owned or controlled by the Company.

**Identified Repurposing Communities:** Communities not currently owned by RRT, which have been identified for transfer from Mack-Cali to RRT for residential repurposing.

**In-Construction Communities:** Communities that are under construction and have not yet commenced initial leasing activities.

**Lease-Up Communities:** Communities that have commenced initial operations but have not yet achieved Project Stabilization.

**MCRC Capital:** Represents cash equity that the Company has contributed or has a future obligation to contribute to a project.

**Net Asset Value (NAV):** The metric represents the net projected value of the Company's interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

**Net Operating Income (NOI):** Total property revenues less real estate taxes, utilities and operating expenses.

**Operating Communities:** Communities that have achieved Project Stabilization.

**Predevelopment Communities:** Communities where the Company has commenced predevelopment activities that have a near-term projected project start.

**Project Completion:** As evidenced by a certificate of completion by a certified architect or issuance of a final or temporary certificate of occupancy.

**Project Stabilization:** Lease-Up communities that have achieved over 95 Percentage Leased for six consecutive weeks.

**Projected Stabilized NOI:** Pro forma NOI for Lease-Up, In-Construction or Future Development communities upon achieving Project Stabilization

**Projected Stabilized Yield:** Represents Projected Stabilized NOI divided by Total Costs.

**Repurposing Communities:** Commercial holdings of the Company which have been targeted for rezoning from their existing office to new multi-family use and have a likelihood of achieving desired rezoning and project approvals.

**Subordinated Joint Ventures:** Joint Venture communities where the Company's ownership distributions are subordinate to payment of priority capital preferred returns.

**Third Party Capital:** Capital invested other than MCRC Capital.

**Total Costs:** Represents full project budget, including land and developer fees, and interest expense through Project Completion.

Q2 2017 46

# Analysts, Company Information and Executive Officers

## Equity Research Coverage

| | | | |
|---|---|---|---|
| **Bank of America Merrill Lynch**<br>James C. Feldman / Scott Freitag<br>(646) 855-5808 / (646) 855-3197 | **Citigroup**<br>Michael Bilerman / Emmanuel Korchman<br>(212) 816-1383 / (212) 816-1382 | **Green Street Advisors**<br>Jed Reagan<br>(949) 640-8780 | **SunTrust Robinson Humphrey, Inc.**<br>Michael R. Lewis<br>(212) 319-5659 |
| **Barclays Capital**<br>Ross L. Smotrich / Trevor Young<br>(212) 526-2306 / (212) 526-3098 | **Deutsche Bank North America**<br>Vincent Chao<br>(212) 250-6799 | **JP Morgan**<br>Anthony Paolone<br>(212) 622-6682 | |
| **BTIG, LLC**<br>Thomas Catherwood / James Sullivan<br>(212) 738-6140 / (212) 738-6139 | **Evercore ISI**<br>Steve Sakwa<br>(212) 446-9462 | **Stifel Nicolaus & Company, Inc.**<br>John Guinee / Erin Aslakson<br>(443) 224-1307 / 443-224-1350 | |

*Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management. Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.*

## Company Information

**Corporate Headquarters**
Mack-Cali Realty Corporation
Harborside 3, 210 Hudson St., Ste. 400
Jersey City, New Jersey 07311
(732) 590-1010

**Stock Exchange Listing**
New York Stock Exchange

**Trading Symbol**
Common Shares: CLI

**Contact Information**
Mack-Cali Realty Corporation
Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400
Jersey City, New Jersey 07311

Deidre Crockett, Vice President of Corporate Communications and Investor Relations
Phone: (732) 590-1025
Fax: (201) 434-4707
E-Mail: dcrockett@mack-cali.com
Web: www.mack-cali.com

## Executive Officers

| | | | |
|---|---|---|---|
| **Michael J. DeMarco**<br>*Chief Executive Officer* | **Marshall Tycher**<br>*Chairman, Roseland Residential Trust* | **Mitchell E. Rudin**<br>*Vice Chairman* | **Anthony Krug**<br>*Chief Financial Officer* |
| **Andrew Marshall**<br>*President and Chief Operating Officer, Roseland Residential Trust* | **Gary Wagner**<br>*General Counsel and Secretary* | **Ricardo Cardoso**<br>*EVP and Chief Investment Officer* | **Christopher DeLorenzo**<br>*Executive Vice President, Leasing* |

Q2 2017 47

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS The Company considers portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target”, “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors about which the Company has made assumptions are: -risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company’s business and the financial condition of the Company’s tenants and residents; -the value of the Company’s real estate assets, which may limit the Company’s ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; -the extent of any tenant bankruptcies or of any early lease terminations; -The Company’s ability to lease or re-lease space at current or anticipated rents; -changes in the supply of and demand for the Company’s properties; -changes in interest rate levels and volatility in the securities markets; -The Company’s ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment; -forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, and projected revenue and income; -changes in operating costs; -The Company’s ability to obtain adequate insurance, including coverage for terrorist acts; -The Company’s credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and the Company’s future interest expense; -changes in governmental regulation, tax rates and similar matters; and -other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact us and the statements contained herein, see Item 1A: Risk Factors in MCRC’s Annual Report on Form 10-K for the year ended December 31, 2016. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise. This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Mack-Cali Reality Corporation (“MCRC”). Any offers to sell or solicitations of the MCRC shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly on Form 10-Q (the “10-Q”) filed by the MCRC for the same period with the Securities and Exchange Commission (the “SEC”) and all of the MCRC’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification. 48 Q2 2017